Exhibit 99.1

Green Thumb Industries Reports First Quarter 2026 Results

CHICAGO and VANCOUVER, British Columbia, May 6, 2026 (GLOBE NEWSWIRE) – Green Thumb Industries Inc. (“Green Thumb” or the “Company”) (CSE: GTII) (OTCQX: GTBIF), a leading national cannabis consumer packaged goods company and owner of RISE Dispensaries, today reported its financial results for the first quarter ended March 31, 2026. Financial results are reported in accordance with U.S. generally accepted accounting principles (“GAAP”), and all currency is in U.S. dollars.

Highlights for the first quarter ended March 31, 2026:

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Revenue of $300.2 million, an increase of 7.4% over the same period in the prior year.
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Cash at quarter end totaled $344.5 million.
•
GAAP net income of $15.4 million or $0.07 per basic and diluted share.
•
Normalized EBITDA of $93.5 million or 31.2% of revenue.
•
Cash flow from operations of $76.0 million.
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Repurchased approximately 6.0 million of the Company's Subordinate Voting Shares for $33.3 million.
•
Increased syndicated credit facility by $50.0 million.

Subsequent to Quarter End

•
Conditionally awarded a Texas Compassionate Use Program license for vertically integrated operations.
•
Repurchased approximately 7.4 million additional Subordinate Voting Shares, bringing 2026 year-to-date repurchases to approximately 13.4 million Subordinate Voting Shares for approximately $77.7 million. Since initiating its share repurchase programs in September 2023, the Company has repurchased approximately 29.0 million shares for approximately $200.0 million.
•
Submitted registration applications with the U.S. Drug Enforcement Administration for certain state-licensed medical cannabis operations following the federal rescheduling of medical cannabis to Schedule III under the Controlled Substances Act.

See definitions and reconciliation of non-GAAP measures elsewhere in this release.

Management Commentary

“The Green Thumb team delivered a strong start to 2026, with first quarter revenue of $300 million, Normalized EBITDA of $94 million and cash flow from operations of $76 million,” said Green Thumb Founder, Chairman, and Chief Executive Officer Ben Kovler. “The recent federal action to reschedule medical cannabis from Schedule I to Schedule III is a historic step forward for our business, for investors, and for the country. Our conviction in Green Thumb remains as strong as ever, as reflected in the approximately 13.4 million shares we have repurchased so far this year. As the landscape around us continues to evolve, our team remains focused on disciplined execution and building for the future.”

Green Thumb President Anthony Georgiadis added, “With medical cannabis now rescheduled, the resulting Section 280E relief for the medical portion of our business creates meaningful flexibility to reinvest in our operations, our people, and the communities we serve. Consumer demand for THC continues to rise, and rescheduling helps create a more practical framework for companies like Green Thumb to meet that demand responsibly while continuing to grow and scale our business. Our team is ready for this next chapter in cannabis, and we look forward to continuing to serve patients and consumers while keeping momentum at the federal level toward broader reform and legalization.”

Green Thumb Industries Inc.

First Quarter 2026 Financial Overview

Total revenue for the first quarter was $300.2 million, up 7.4% from the prior year period. Overall retail revenue increased 4.7% versus the first quarter of 2025. Revenue growth in the first quarter was driven by retail sales in Minnesota, reflecting our launch of adult-use sales in the state on September 17, 2025, as well as continued growth in existing markets, particularly Connecticut and Florida, partially offset by price compression and increased competition. First quarter 2026 same store comparable sales (stores open at least 12 months) decreased 0.5% versus the prior year on a base of 100 stores.

Consumer Packaged Goods' gross revenue for the first quarter decreased by 1.6% versus the prior year period, primarily due to price compression and increased competition, partially offset by the launch of adult-use sales in Minnesota.

Gross profit for the first quarter 2026 was $143.6 million or 47.9% of revenue, compared to $143.3 million or 51.3% of revenue over the prior year period. The decline in gross margin was primarily driven by brand license fees incurred in the current period and price compression as discussed above.

Total selling, general and administrative expenses for the first quarter 2026 were $102.9 million or 34.3% of revenue, compared to $100.8 million or 36.1% of revenue for the first quarter 2025. The increase in selling, general, and administrative expenses was primarily attributable to increased compensation costs during the year.

Total other income (expense) for the first quarter 2026 was $22.4 million versus ($2.8) million for the comparable period in the prior year. Excluding a one-time arbitration settlement of $17 million and income associated with the Company's related party equity method investment of $6.5 million, total other income (expense) would have been ($1.1) million.

Net income attributable to the Company for the first quarter 2026 was $15.4 million or $0.07 per basic and diluted share, up from net income of $8.3 million, or $0.04 per basic and diluted share, in the prior year period. The increase in net income attributable to the Company was primarily due to the one-time arbitration settlement and the Company's related party equity method investment, as discussed above.

In the first quarter 2026, EBITDA was $73.1 million or 24.4% of revenue, versus $71.9 million or 25.7% of revenue for the comparable prior year period. Normalized EBITDA, which excludes licensing fees paid, non-cash stock-based compensation of $10.5 million and other non-operating adjustments of $0.9 million, was $93.5 million or 31.2% of revenue, up from $85.2 million or 30.5% of revenue for the first quarter 2025.

For additional information on the non-GAAP financial measures discussed above, see “Non-GAAP Financial Information” below.

Balance Sheet and Liquidity

As of March 31, 2026, current assets were $673.9 million, including cash and cash equivalents of $344.5 million. Total debt outstanding was $289.9 million, which includes $188.8 million of senior debt.

Total basic and diluted weighted average shares outstanding for the three months ended March 31, 2026, were 230.6 million shares and 231.8 million shares, respectively.

Capital Allocation

During the first quarter 2026, the Company repurchased approximately 6.05 million Subordinate Voting Shares for a total amount of approximately $33.3 million, at an average price of $5.51 per share.

Subsequent to quarter end, the Company repurchased approximately 7.4 million additional Subordinate Voting Shares, bringing total repurchases since initiating its share repurchase program to approximately 29.0 million shares for approximately $200.0 million.

Green Thumb Industries Inc.

Non-GAAP Financial Information

This press release includes certain non-GAAP financial measures as defined by the U.S. Securities and Exchange Commission. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measure calculated and presented in accordance with generally accepted accounting principles (“GAAP”) are included in the financial schedules attached to this press release. This information should be considered as supplemental in nature and not as a substitute for, or superior to, any measure of performance prepared in accordance with GAAP.

Definitions

EBITDA: Earnings before interest, taxes, other income or expense and depreciation and amortization.

Adjusted EBITDA: Earnings before interest, taxes, depreciation, and amortization, adjusted for other income, non-cash stock-based compensation, one-time transaction related expenses, or other non-operating costs.

Normalized EBITDA: Adjusted EBITDA plus brand license fees.

Green Thumb Industries Inc.

About Green Thumb Industries

Green Thumb Industries Inc. (“Green Thumb” or the “Company”) is a leading national cannabis consumer packaged goods company and retailer headquartered in Chicago, Illinois. The company manufactures and distributes a portfolio of branded cannabis products, some of which are licensed, including RYTHM, Dogwalkers, incredibles, Beboe, &Shine, Doctor Solomon’s, and Good Green. Green Thumb also owns and operates RISE Dispensaries, a rapidly growing national retail chain with over 110 locations. Green Thumb serves millions of patients and customers each year with a mission to promote well-being through the power of cannabis while giving back to the communities it serves. Established in 2014, Green Thumb has manufacturing facilities and retail stores across 14 U.S. markets, employing approximately 4,900 people. More information is available at www.gtigrows.com.

Cautionary Note Regarding Forward-Looking Information

This press release contains statements that we believe are, or may be considered to be, “forward-looking statements.” All statements other than statements of historical fact included in this document regarding the prospects of our industry or our prospects, plans, financial position or business strategy may constitute forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking words such as “may,” “will,” “expect,” “intend,” “estimate,” “foresee,” “opportunity,” “project,” “potential,” “risk,” “anticipate,” “believe,” “plan,” “forecast,” “continue,” “suggests” or “could” or the negative of these terms or variations of them or similar terms or expressions of similar meaning. Furthermore, forward-looking statements may be included in various filings that we make with the Securities and Exchange Commission (the “SEC”), or oral statements made by or with the approval of one of our authorized executive officers. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that these expectations will prove to be correct. These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements. These known and unknown risks include, without limitation: cannabis remains illegal under U.S. federal law, and enforcement of cannabis laws could change; future state regulation of cannabis is uncertain; the Company may not be able to obtain or maintain necessary permits and authorizations; the Company may face limitations on ownership of cannabis licenses; the Company may become subject to U.S. Food and Drug Administration or the U.S. Bureau of Alcohol, Tobacco, Firearms, and Explosives regulation; as a cannabis business, the Company is subject to applicable anti-money laundering laws and regulations and have restricted access to banking and other financial services; the Company may face difficulties acquiring additional financing; the Company operates in a highly regulated sector and may not always succeed in complying fully with applicable regulatory requirements in all jurisdictions where it conducts business; the Company faces intense competition; the Company faces competition from the illicit market as well as hemp products that are actually or purportedly compliant with the Agricultural Improvement Act of 2018 (the Farm Bill); the Company is dependent upon the popularity and consumer acceptance of its brand portfolio that the Company licenses from a third party; the Company has limited trademark protections; as a cannabis business, the Company is subject to unfavorable tax treatment and may incur significant tax liability; as a cannabis business, the Company may be subject to civil asset forfeiture; the Company is subject to proceeds of crime statutes; the Company faces exposure to fraudulent or illegal activity; the Company faces risks due to industry immaturity or limited comparable, competitive or established industry best practices; the Company faces risks related to its products; the Company’s business is subject to the risks inherent in agricultural operations; the Company faces an inherent risk of product liability and similar claims; the Company’s products may be subject to product recalls; the Company may face unfavorable publicity or consumer perception; the Company may be adversely impacted by rising or volatile energy costs and availability; the Company faces risks related to its information technology systems and potential cyber-attacks and security breaches; the Company relies on third-party software providers for numerous capabilities we depend upon to operate, and a disruption of one or more of these systems could adversely affect our business; the Company relies on the expertise of its management team and other employees experienced in the cannabis industry, and the loss of key personnel could negatively affect its business; the Company’s voting control is concentrated; the Company’s capital structure and voting control may cause unpredictability; and sales of substantial amounts Subordinate Voting Shares by the Company’s shareholders in the public market may have an adverse effect on the market price of the Company’s Subordinate Voting Shares. Further information on these and other potential factors that could affect the Company’s business and financial condition and the results of operations are included in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K and elsewhere in the Company’s filings with the SEC, which are available (or will become available) on the SEC’s website, and on the Company’s SEDAR+ profile at www.sedarplus.ca, and at https://investors.gtigrows.com. Readers are cautioned not to place undue reliance on any forward-looking statements contained in this document, which reflect management’s opinions only as of the date hereof. Except as required by law, we undertake no obligation to revise or publicly release the results of any revision to any forward-looking statements. You are advised, however, to consult any additional disclosures we make in our reports to the SEC. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained in this document.

The Canadian Securities Exchange does not accept responsibility for the adequacy or accuracy of this release.

Investor Contacts:

Green Thumb Industries Inc.

Mathew Faulkner

Chief Financial Officer

InvestorRelations@gtigrows.com

310-622-8257

Andy Grossman
EVP, Capital Markets & Investor Relations
InvestorRelations@gtigrows.com
888-406-1143

Media Contact:
GTI Communications
media@gtigrows.com

Source: Green Thumb Industries Inc.

Green Thumb Industries Inc.

Highlights from Unaudited Interim Condensed Consolidated Statements of Operations

For the Three Months Ended March 31, 2026 and 2025

(Amounts Expressed in Thousands of United States Dollars, Except for Share Amounts)

	Three Months Ended
	March 31, 2026	March 31, 2025
	(Unaudited)	(Unaudited)

Revenues, Net of Discounts	$300,190	$279,540
Cost of Goods Sold	(156,545)	(136,265)

Gross Profit	143,645	143,275

Expenses:
Total Expenses	102,911	100,793

Income From Operations	40,734	42,482

Other Income (Expense):
Other Income (Expense), Net	22,967	(24)
Interest Income	4,603	2,123
Interest Expense, Net	(5,165)	(4,865)

Total Other Income (Expense)	22,405	(2,766)

Income Before Provision for Income Taxes And Non-Controlling Interest	63,139	39,716

Provision For Income Taxes	48,092	31,315

Net Income Before Non-Controlling Interest	15,047	8,401

Net (Loss) Income Attributable To Non-Controlling Interest	(350)	95

Net Income Attributable To Green Thumb Industries Inc.	$15,397	$8,306

Net Income Per Share - Basic	$0.07	$0.04

Net Income Per Share - Diluted	$0.07	$0.04

Weighted Average Number of Shares Outstanding - Basic	230,596,682	236,120,511

Weighted Average Number of Shares Outstanding - Diluted	231,827,061	236,822,468

Green Thumb Industries Inc.

Green Thumb Industries Inc.

Highlights from the Unaudited Interim Condensed Consolidated Balance Sheet

(Amounts Expressed in Thousands of United States Dollars)

March 31,
2026
(Unaudited)
Cash and Cash Equivalents	$344,512
Other Current Assets	329,338
Property and Equipment, Net	686,499
Right of Use Assets, Net	237,728
Intangible Assets, Net	424,108
Goodwill	591,764
Other Long-term Assets	217,657
Total Assets	$2,831,606
Total Current Liabilities	$194,155
Notes Payable, Net of Current Portion and Debt Discount	266,344
Lease Liabilities, Net of Current Portion	253,463
Other Long-Term Liabilities	220,595
Total Equity	1,897,049
Total Liabilities and Equity	$2,831,606

Green Thumb Industries Inc.

Green Thumb Industries Inc.

Supplemental Information (Unaudited) Regarding Non-GAAP Financial Measures

For the Three Months Ended March 31, 2026 and 2025

(Amounts Expressed in Thousands of United States Dollars)

EBITDA, and Adjusted EBITDA are non-GAAP measures and do not have standardized definitions under GAAP. We define each term as follows:

(1) EBITDA is defined as earnings before interest, taxes, other income or expense and depreciation and amortization.
(2) Adjusted EBITDA is defined as earnings before interest, taxes, depreciation, and amortization, adjusted for other income, non-cash share-based compensation, one-time transaction related expenses, or other non-operating (income) or costs.

(3) Normalized EBITDA is defined as Adjusted EBITDA plus brand license fees.

The following information provides reconciliations of the supplemental non-GAAP financial measures, presented herein to the most directly comparable financial measures calculated and presented in accordance with GAAP. The Company has provided the non-GAAP financial measures, which are not calculated or presented in accordance with GAAP, as supplemental information and in addition to the financial measures that are calculated and presented in accordance with GAAP. These supplemental non-GAAP financial measures are presented because management has evaluated the financial results both including and excluding the adjusted items and believes that the supplemental non-GAAP financial measures presented provide additional perspective and insights when analyzing the core operating performance of the business. These supplemental non-GAAP financial measures should not be considered superior to, as a substitute for or as an alternative to, and should be considered in conjunction with, the GAAP financial measures presented.

	Three Months Ended
	March 31, 2026	March 31, 2025
	(Unaudited)	(Unaudited)
Net Income Before Noncontrolling Interest (GAAP)	$15,047	$8,401
Interest Income	(4,603)	(2,123)
Interest Expense, Net	5,165	4,865
Provision for Income Taxes	48,092	31,315
Other (Income) Expense, net	(22,967)	24
Depreciation and Amortization	32,413	29,411
Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) (non-GAAP measure)	$73,147	$71,893
Share-based Compensation, Non-Cash	10,517	10,309
Acquisition, Transaction, and Other Non-Operating (Income) Costs	870	3,045
Adjusted EBITDA (non-GAAP measure)	$84,534	$85,247

License Fee recorded in Cost of Sales	8,978	—
Normalized EBITDA (Non-GAAP Measure)	$93,512	$85,247